COVANCE INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                  The Covance Inc. Employee Stock Purchase Plan (the "Plan") is intended to provide the eligible employees of Covance Inc. (the "Company") a convenient means of purchasing shares of the Company's [Class A] common stock, par value $.__ per share (the "Stock"). As initially adopted, the Plan is not intended to qualify as an "employee stock purchase plan" under section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The Company may in the future determine that the Plan should qualify under section 423 of the Code. At such time, the Company shall re-adopt the Plan as a Code section 423 Plan and the Plan will then be administered, interpreted and construed in a manner consistent with the requirements of section 423 of the Code. Specifically,
Article X of the Plan shall not become effective until the Company re-adopts the Plan as a Code section 423 Plan.

                                    ARTICLE I
                                   DEFINITIONS

         1.1 "Account" means the bookkeeping account established on behalf of each Participant by the Committee to record payroll deduction contributions made by such Participant and shares of Stock purchased on his behalf.

         1.2 "Board" means the Board of Directors of the Company.

         1.3 "Business Day" means each day on which the New York Stock Exchange is open for business.

         1.4 "Compensation" means all regular salary, wages or earnings, including overtime, commissions and bonuses and amounts that would have been treated as taxable wages but for their exclusion under Code section 401(k) or 125, but excluding amounts realized from the exercise of qualified or non-qualified stock options, severance payments and reimbursement of expenses.

         1.5 "Committee" means the committee appointed pursuant to Article VIII to administer the Plan.

         1.6 "Employee" means any person who is employed by the Company on a full-time basis or a part-time basis consisting of at least 20 regularly scheduled hours per week. For the purpose of determining whether an individual is an Employee, the definition of Company shall also include the Company's subsidiaries, if any, as defined under Code section 424(f).

         1.7 "Effective Date" means January 1, 1997.

         1.8 "Entry Date" means the first date of any Offering Period.


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         1.9 "Offering Commencement Date" means the first Business Day of each
Offering Period.

         1.10 "Offering Period" means each calendar quarter, or such shorter period that the Committee may prescribe.

         1.11 "Offering Termination Date" means the last Business Day of each Offering Period.

         1.12 "Participant" means an Employee who has met the eligibility requirements of Article II and who has elected to participate pursuant to an election under Section 3.1.

         1.13 "Plan Year" means the 12-month period ending December 31.

         1.14 "Shares" means shares of Stock that have been allocated to a Participant's Account.

                                   ARTICLE II
                                   ELIGIBILITY

         2.1 Eligibility. Except as provided in Section 2.2, all individuals who are Employees shall be eligible to participate in the Plan as of the Entry Date which coincides with or next follows the date on which the individual became an Employee.

         2.2 Eligibility Restrictions. An Employee shall not be eligible to participate in the Plan for any period of time during which he is employed by the Company or any subsidiary outside of the United States if he is not paid from the Company's United States payroll during that time.

                                   ARTICLE III
                                  PARTICIPATION

         3.1 Commencement of Participation. An eligible Employee may become a Participant in the Plan on any Entry Date by completing an enrollment and payroll deduction form and delivering it to the Company in accordance with procedures established by the Committee.

         3.2 Payroll Deduction. At the time a Participant files his enrollment and payroll deduction form, he shall elect to have after-tax deductions made from his Compensation in an amount stated as a whole percentage of his Compensation, ranging from one percent (1%) to ten percent (10%).

         3.3 Participants' Accounts. All payroll deductions made from a Participant's Compensation shall be credited to his Account and used to purchase shares of Stock in accordance with Article V. Contributions credited to a Participant's Account shall not accrue interest or earnings during the period prior to being used to purchase shares of Stock in accordance with Article V.



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         3.4 Changes in Payroll Deductions. The percentage designated by a
Participant as his rate of contribution under Section 3.2 shall automatically apply to increases and decreases in his Compensation. A Participant may elect to change the rate of his contributions to any rate permissible under Section 3.2 at any time in accordance with the procedures established by the Committee.

                                   ARTICLE IV
                                    OFFERINGS

         4.1 Offerings. The Plan shall be implemented through offerings of the Company's Stock made at the beginning of each Offering Period. Each Offering Period shall begin on the Offering Commencement Date and shall end on the Offering Termination Date.

         4.2 Purchase Price. The "Purchase Price" per share of Stock with respect to each Offering Period shall be the lesser of:

                  4.2.1 Eighty-five (85) percent of the mean between the highest and lowest quoted selling prices of the Stock on the New York Stock Exchange (or on such other national securities exchange upon which the Stock may then be listed, hereinafter referred to as the "Exchange") on the Offering Termination Date, or if no sale of Stock occurred on such date, the official closing price on the preceding Business Day; or

                  4.2.2. Eighty-five (85) percent of the mean between the highest and lowest quoted selling prices of the Stock on the Exchange on the Offering Commencement Date, or if no sale of Stock occurred on such date, the official closing price on the preceding Business Day.

         4.3 Maximum Offering. The maximum number of shares of Stock which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 9.3, shall be 1,000,000 shares. If the total number of shares which would be purchased during any Offering Period exceeds the maximum number of available shares, the Committee shall make a pro rata allocation of the available shares in a manner that it determines to be equitable and the balance of payroll deductions credited to the Accounts of Participants shall be returned to such Participants as soon as administratively practicable.

                                    ARTICLE V
                                PURCHASE OF STOCK

         5.1 Automatic Exercise. On each Offering Termination Date, each Participant shall automatically and without any act on his part be deemed to have purchased Stock to the full extent of the payroll deductions credited to his Account during the Offering Period ending on such Offering Termination Date.

         5.2 Fractional Shares. Fractional shares of Stock may be purchased under the Plan.



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         5.3 Acquisition of Stock. The Company may acquire Stock for use under the Plan from authorized but unissued shares, treasury shares, in the open market or in privately negotiated transactions.

         5.4 Accounting for Purchased Stock. All shares of Stock purchased pursuant to Section 5.1 shall be allocated as Shares to the appropriate Participant's Account as of the Offering Termination Date on which such shares are purchased.

                                   ARTICLE VI
                                   ACCOUNTING

         6.1 General. The Committee shall establish procedures to account for payroll deductions made by a Participant, the number of Shares of Stock purchased on a Participant's behalf and the number of Shares allocated to a Participant's Account.

         6.2 Allocation of Stock. Shares of Stock allocated to a Participant's Account shall be registered in the name of the Company or its nominee for the benefit of the Participant on whose behalf such shares were purchased.

         6.3 Accounting for Distributions. Shares of Stock distributed or sold from a Participant's Account shall be debited from his Account on a first-in first-out basis.

         6.4 Account Statements. Each Participant shall receive at least quarterly statements of all payroll deductions and shares of Stock allocated to his Account together with all other transactions affecting his Account.

                                   ARTICLE VII
                          WITHDRAWALS AND DISTRIBUTIONS


         7.1 Withdrawal of Shares. A Participant may elect to withdraw any number of Shares allocated to his Account by providing notification to the Company in accordance with procedures established by the Committee. As soon as administratively practicable following notification of a Participant's election to withdraw Shares, the Committee shall cause a certificate representing the number of Shares to be withdrawn to be delivered to the Participant.

         7.2 Distribution Upon Termination. When a Participant terminates his employment with the Company, any payroll deductions allocated to his Account and not yet applied to purchase Stock in accordance with Section 5.1 shall be used to purchase Stock on the next Offering Termination Date that immediately follows his termination of employment. As soon as administratively practicable following that Offering Termination Date, a certificate representing all of the Participant's Shares shall be distributed to him (or his executor, in the event that he is not alive on the date of distribution).

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                                  ARTICLE VIII
                                 ADMINISTRATION

         8.1 Appointment of Committee. The Board shall appoint a Committee to administer the Plan, which shall consist of no fewer than three members. The Board may from time to time appoint members to the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee.

         8.2 Authority of Committee. The Committee shall have the exclusive power and authority to administer the Plan, including without limitation the right and power to interpret the provisions of the Plan and make all determinations deemed necessary or advisable for the administration of the Plan. All such actions, interpretations and determinations which are done or made by the Committee in good faith shall be final, conclusive and binding on the Company, the Participants and all other parties and shall not subject the Committee to any liability.

         8.3 Committee Procedures. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephone meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

         8.4 Expenses. The Company will pay all expenses incident to the operation of the Plan, including the costs of recordkeeping, accounting fees, legal fees and the costs of delivery of stock certificates to Participants.

                                   ARTICLE IX
                                  MISCELLANEOUS

         9.1 Transferability. Neither payroll deductions credited to a Participant's Account nor any rights with regard to the purchase of Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution.

         9.2 Status as Owner. Each Participant shall be deemed to legally own all shares of Stock allocated to his Account and shall be entitled to exercise all rights associated with ownership of the shares, including, without limitation, the right to vote such shares in all matters for which Stock is entitled to vote, receive dividends, if any, and tender such shares in response to a tender offer.

         9.3 Adjustment Upon Changes in Capitalization. In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, combination of shares, merger, consolidation or any other change in the corporate structure of the Company, or a sale by the Company of all or part of its assets, the Board may make appropriate adjustments in the number and kind of

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shares which are subject to purchase under the Plan and in the exercise price applicable to outstanding options.

         9.4 Amendment and Termination. The Board shall have complete power and authority to terminate or amend the Plan, including without limitation, the power and authority to make any amendment that may be deemed to affect the interests of any Participant adversely. The Plan and all rights of Employees hereunder shall terminate: (i) at any time, at the discretion of the Board, in which case any cash balance in Participants' Accounts shall be refunded to such Participants as soon as administratively possible; or (ii) on the Offering Termination Date on which Participants become entitled to purchase a number of shares of Stock that exceeds the maximum number of shares available under the Plan.

         9.5 No Employment Rights. The Plan does not, directly or indirectly, create in any Employee any right with respect to continuation of employment by the Company and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's terms of employment at any time.

         9.6 Withholding. To the extent any payments or distributions under this Plan are subject to Federal, state or local taxes, the Company is authorized to withhold all applicable taxes. The Company may satisfy its withholding obligation by (i) withholding shares of Stock allocated to a Participant's Account, (ii) deducting cash from a Participant's Account, or (iii) deducting cash from a Participant's other compensation. A Participant's election to participate in the Plan authorizes the Company to take any of the actions described in the preceding sentence.

         9.7 Holding of Funds. The Company shall not be obligated to hold payroll deductions made under the Plan in trust or to otherwise segregate such amounts.

         9.8 Choice of Law. Except to the extent superseded by Federal law, the laws of the State of New Jersey will govern all matters relating to the Plan.


                                    ARTICLE X
                                CODE SECTION 423


         This Article X shall become effective only if the Board adopts a resolution providing that this Plan is intended to qualify as an "employee stock purchase plan" under Code section 423. Such resolution shall state the date that this Section shall become effective.

         10.1 Restrictions on Participation. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option to participate in the Plan under the following conditions:

                  10.1.1 No Employee shall be granted an option if, immediately after the grant, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all


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                                      classes of stock of the
                                      Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any Employee); or

                  10.1.2 No Employee shall be granted an option which permits his rights to purchase Stock under the Plan and all other employee stock purchase plans (as described in section 423 of the Code) of the Company to accrue at a rate which exceeds $25,000 of fair market value of such Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. For purposes of this Section 10.1.2:

                                      10.1.2.1 the right to purchase stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year;

                                      10.1.2.2 the right to purchase stock under an option accrues at the rate provided in the option, but in no case may such rate exceed $25,000 of fair market value of such stock (determined at the time such option is granted) for any one calendar year; and

                                      10.1.2.3 a right to purchase stock which has accrued under one option granted pursuant a plan may not be carried over to any other option.

         10.2 Amendment of Plan. The Board shall not, without the approval of the shareholders of the Company (i) increase the maximum number of shares which may be offered under the Plan (except pursuant to Section 9.3); (ii) modify the requirements as to eligibility for participation in the Plan; or (iii) in any other way cause the Plan to fail the requirements of section 423 of the Code.

         10.3 Shareholder Approval. The Plan must be approved by a majority of the shareholders of the Company within 12 months following the date that the Board re-adopts the Plan as a Plan intended to qualify as an "employee stock purchase plan" under Code section 423.

                                    * * * * *

               To record the adoption of the Plan, Covance Inc. has caused its authorized officers to affix its Corporate name and seal this _____ day of _____________, 1996.


[CORPORATE SEAL]                                     COVANCE INC.




Attest:______________________________    By:___________________________________

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